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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on W-H Energy Services, Inc. dated February 6, 2001 and our report on Coil Tubing Services, L.L.C. dated May 21, 2001 included herein and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP


June 22, 2001
Houston, Texas